Exhibit 99.1

Contact:	800 S. Douglas Road, 12 th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Fourth Quarter and Annual 2022 Financial Results

•	Fourth Quarter 2022 Results Include GAAP Net Income of $3.4 Million, Adjusted EBITDA of $258 Million, Diluted Earnings Per Share of $0.04 and Adjusted Diluted Earnings Per Share of $1.03

•	Successfully Completed IEA Acquisition, with Significant Post-Acquisition Net Debt Reduction During the Quarter

•	Record 18-Month Backlog as of December 31, 2022 of $13.0 Billion, a 31% Increase Over 2021

•

Annual 2023 Guidance Includes Revenue of $13.0 Billion, a 33% Increase Over 2022, GAAP Net Income Between $194 and $212 Million, Adjusted EBITDA Between $1.10 and $1.15 Billion, with Diluted Earnings Per Share Between $2.48 and $2.70, and Adjusted Diluted Earnings Per Share Between $4.64 and $4.91.

Coral Gables, FL (February 23, 2023) — MasTec, Inc. (NYSE: MTZ) today announced 2022 fourth quarter and full year financial results and issued its initial 2023 guidance expectation.

For the Fourth Quarter:

Fourth quarter 2022 revenue was up 66.3% to $3.0 billion, compared to $1.8 billion for the fourth quarter of 2021. GAAP net income was $3.4 million, or $0.04 per diluted share, compared to $76.4 million, or $1.04 per diluted share, in the fourth quarter of 2021.

Fourth quarter 2022 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $80.0 million and $1.03, respectively, as compared to $100.2 million and $1.36, respectively, in the fourth quarter of 2021.

Fourth quarter 2022 adjusted EBITDA, also a non-GAAP measure, was $257.9 million, compared to $220.2 million in the fourth quarter of 2021. Fourth quarter 2022 adjusted EBITDA margin rate was 8.6% of revenue.

18-month backlog as of December 31, 2022 was $13.0 billion, up 31% compared to backlog as of December 31, 2021 of $9.9 billion, and a 16% sequential increase compared to backlog as of September 30, 2022 of $11.2 billion.

As previously announced on October 7, 2022, MasTec completed the acquisition of Infrastructure and Energy Alternatives, Inc., a premier renewables and infrastructure services provider adding approximately $1.1 billion in acquisition financing and assumed debt during the quarter. Post-acquisition, MasTec reduced net debt by approximately $350 million during the fourth quarter.

For the Full Year:

For the year ended December 31, 2022, revenue was up 23% to $9.8 billion, compared to $8.0 billion for the prior year. GAAP net income was $33.9 million, or $0.42 per diluted share, compared to $330.7 million, or $4.45 per diluted share in 2021.

Full year 2022 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $234.8 million and $3.05, respectively, compared to $420.0 million and $5.65, respectively, during 2021.

Full year 2022 adjusted EBITDA, also a non-GAAP measure, was $780.6 million, compared to $939.1 million in 2021. Full year 2022 adjusted EBITDA margin rate was 8.0% compared to 11.8% last year.

Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and net debt which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “As we end 2022, it is important to note the significant end market transformation we have undertaken over the past two years to support the nation’s energy transition to sustainable renewable energy sources. In 2020, MasTec recorded $6.3 billion in revenue, and we currently expect to more than double that level and approximate $13 billion in revenue in 2023. We believe that acquisition activity over the last two years has greatly enhanced our scale, expertise and market positioning to meet expected high customer demand growth for renewable power generation, power grid transmission and distribution and civil infrastructure over the next decade. We believe that this opportunity, coupled with continued expected growth in telecommunications infrastructure and expanding demand for traditional and new green pipeline services, positions us with multiple strong long term growth opportunities.”

Mr. Mas continued, “I’d like to welcome IEA team members to the MasTec family and once again thank the men and women of MasTec whose dedication to safety and efficient production are a key driving force to our success.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “Our strong balance sheet has supported our transformational acquisition activity over the past two years. We added approximately $1.1 billion of financing and assumed debt with the fourth quarter IEA acquisition, and as expected, we reduced a substantial amount of this debt with fourth quarter cash flow. We remain committed to maintaining a strong balance sheet and our investment grade rating. We expect to continue to reduce net debt and significantly improve leverage metrics in 2023, due to the combination of improved operating performance and moderated levels of capital and strategic investments.”

Based on the information available today, the Company is providing both first quarter and full year 2023 guidance. The Company currently expects full year 2023 revenue will approximate $13.0 billion, a record level. 2023 full year GAAP net income and diluted earnings per share are expected to range between $194 and $212 million and $2.48 and $2.70, respectively. Full year 2023 adjusted EBITDA is expected to range between $1.10 and $1.15 billion, representing between 8.5% and 8.8% of revenue, and adjusted diluted earnings per share is expected to range between $4.64 and $4.91.

For the first quarter of 2023, the Company expects revenue of approximately $2.4 billion. First quarter 2023 GAAP net loss is expected to approximate $86 million, with GAAP diluted loss per share expected to approximate $1.12. First quarter 2023 adjusted EBITDA is expected to approximate $100 million or 4.2% of revenue, with adjusted diluted loss per share expected to approximate $0.57. The projected loss in the first quarter is the result of a variety of factors including a normal seasonally slow quarter, project delays, project start-up costs and integration costs related to recent acquisition activity.

The Company expects to timely file its 2022 Form 10-K on March 1, 2023. With this filing, the Company anticipates it may disclose the identification of a material weakness in its internal controls over financial reporting, primarily related to IT controls at certain 2021 acquired operations undergoing first time internal controls evaluation in 2022. During 2022, the Company has undertaken significant integration, combination, and streamlining activities for transformational 2021 acquisitions. This matter is not expected to result in any changes to the financial results for the year ended December 31, 2022.

Management will hold a conference call to discuss these results on Friday, February 24, 2023 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (856) 344-9221 or (888) 394-8218 with a pass code of 1221549. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com. The webcast replay will be available for at least 30 days.

The following tables set forth the financial results for the periods ended December 31, 2022 and 2021:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Revenue	$3,008,361	$1,809,366	$9,778,038	$7,951,781
Costs of revenue, excluding depreciation and amortization	2,637,071	1,559,308	8,586,333	6,805,735
Depreciation	107,753	83,480	371,240	345,612
Amortization of intangible assets	54,666	22,692	135,908	77,214
General and administrative expenses	155,194	67,975	559,437	306,970
Interest expense, net	49,942	14,035	112,255	53,413
Equity in earnings of unconsolidated affiliates, net	(9,413)	(10,245)	(28,836)	(33,830)
Other income, net	539	(19,663)	(1,358)	(33,408)

Income before income taxes	$12,609	$91,784	$43,059	$430,075
Provision for income taxes	(9,239)	(15,389)	(9,171)	(99,346)

Net income	$3,370	$76,395	$33,888	$330,729

Net income (loss) attributable to non-controlling interests	146	(249)	534	1,898

Net income attributable to MasTec, Inc.	$3,224	$76,644	$33,354	$328,831

Earnings per share:
Basic earnings per share	$0.04	$1.06	$0.45	$4.54

Basic weighted average common shares outstanding	76,492	72,553	74,917	72,499

Diluted earnings per share	$0.04	$1.04	$0.42	$4.45

Diluted weighted average common shares outstanding	77,770	74,035	76,185	73,941

Consolidated Balance Sheets

(unaudited - in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets	$3,861,498	$2,873,954
Property and equipment, net	1,754,101	1,436,087
Operating lease right-of-use assets	279,534	260,410
Goodwill, net	2,045,041	1,520,575
Other intangible assets, net	946,299	670,280
Other long-term assets	409,157	360,087

Total assets	$9,295,630	$7,121,393

Liabilities and Equity
Current liabilities	$2,497,095	$1,784,598
Long-term debt, including finance leases	3,052,193	1,876,233
Long-term operating lease liabilities	194,050	176,378
Deferred income taxes	572,714	450,361
Other long-term liabilities	238,391	289,962
Total equity	2,741,187	2,543,861

Total liabilities and equity	$9,295,630	$7,121,393

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Years Ended December 31,
	2022	2021
Net cash provided by operating activities	$352,297	$793,074
Net cash used in investing activities	(821,183)	(1,357,171)
Net cash provided by financing activities	480,897	501,942
Effect of currency translation on cash	(2,155)	(227)

Net increase (decrease) in cash and cash equivalents	9,856	(62,382)

Cash and cash equivalents - beginning of period	$360,736	$423,118

Cash and cash equivalents - end of period	$370,592	$360,736

	December 31, 2022	September 30, 2022	December 31, 2021
Backlog by Reportable Segment (unaudited – in millions)
Communications	$5,303	$5,024	$4,504
Clean Energy and Infrastructure	3,227	1,933	1,543
Oil and Gas	1,740	1,513	1,027
Power Delivery	2,709	2,757	2,865
Other	—	—	—

Estimated 18-month backlog	$12,979	$11,227	$9,939

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2022	2021	2022	2021
Revenue by Segment
Communications	$858.6	$681.8	$3,233.7	$2,551.1
Clean Energy and Infrastructure	1,125.0	514.7	2,618.6	1,865.0
Oil and Gas	291.6	335.2	1,219.6	2,540.5
Power Delivery	739.8	285.4	2,725.2	1,016.8
Other	—	—	—	—
Eliminations	(6.7)	(7.7)	(19.1)	(21.6)

Segment Total	$3,008.4	$1,809.4	$9,778.0	$7,951.8
Corporate	—	—	—	—

Consolidated revenue	$3,008.4	$1,809.4	$9,778.0	$7,951.8

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA by Segment
EBITDA	$225.0	$212.0	$662.5	$906.3
Non-cash stock-based compensation expense (a)	8.6	7.1	27.4	24.8
Acquisition and integration costs (b)	26.6	3.6	86.0	3.6
Losses (gains), net, on fair value of investment (a)	0.4	0.9	7.7	7.8
Project results from non-controlled joint venture (c)	(2.8)	—	(2.8)	—
Bargain purchase gain (a)	—	(3.5)	(0.2)	(3.5)

Adjusted EBITDA	$257.9	$220.2	$780.6	$939.1

Segment:
Communications	$94.9	$76.3	$331.8	$269.5
Clean Energy and Infrastructure	79.0	34.7	109.2	75.0
Oil and Gas	33.6	81.3	171.5	557.6
Power Delivery	56.8	20.2	241.9	68.0
Other	9.0	10.6	29.0	33.8

Segment Total	$273.3	$223.10	$883.4	$1,003.9
Corporate	(15.5)	(2.9)	(102.8)	(64.8)

Adjusted EBITDA	$257.9	$220.2	$780.6	$939.1

(a)

Non-cash stock-based compensation expense, bargain purchase gain from a fourth quarter 2021 acquisition, losses (gains), net, on the fair value of our investment in AVCT and loss on extinguishment of debt are included within Corporate EBITDA.

(b)

For the year ended December 31, 2022, Communications, Clean Energy and Infrastructure, Oil and Gas and Power Delivery EBITDA included $4.7 million, $6.4 million, $8.0 million and $39.0 million respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $27.9 million of such costs. For the year ended December 31, 2021, Corporate EBITDA included $3.6 million of such acquisition and integration costs. For the three months ended December 31, 2022, Communications, Clean Energy and Infrastructure, Oil and Gas and Power Delivery EBITDA included $2.3 million, $6.4 million, $3.6 million and $4.5 million respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $9.8 million of such costs. For the three months ended December 31, 2021, Corporate EBITDA included $3.6 million of such acquisition and integration costs.

(c)	Project results from a non-controlled joint venture are included within Other segment results.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA Margin by Segment
EBITDA Margin	7.5%	11.7%	6.8%	11.4%
Non-cash stock-based compensation expense (a)	0.3%	0.4%	0.3%	0.3%
Acquisition and integration costs (b)	0.9%	0.2%	0.9%	0.0%
Losses (gains), net, on fair value of investment (a)	0.0%	0.0%	0.1%	0.1%
Project results from non-controlled joint venture (c)	(0.1)%	—%	(0.0)%	—%
Bargain purchase gain (a)	—%	(0.2)%	(0.0)%	(0.0)%

Adjusted EBITDA margin	8.6%	12.2%	8.0%	11.8%

Segment:
Communications	11.1%	11.2%	10.3%	10.6%
Clean Energy and Infrastructure	7.0%	6.8%	4.2%	4.0%
Oil and Gas	11.5%	24.3%	14.1%	21.9%
Power Delivery	7.7%	7.1%	8.9%	6.7%
Other	NM	NM	NM	NM

Segment Total	9.1%	12.3%	9.0%	12.6%
Corporate	—	—	—	—

Adjusted EBITDA margin	8.6%	12.2%	8.0%	11.8%

NM - Percentage is not meaningful

(a)

Non-cash stock-based compensation expense, bargain purchase gain from a fourth quarter 2021 acquisition, losses (gains), net, on the fair value of our investment in AVCT and loss on extinguishment of debt are included within Corporate EBITDA.

(b)

For the year ended December 31, 2022, Communications, Clean Energy and Infrastructure, Oil and Gas and Power Delivery EBITDA included $4.7 million, $6.4 million, $8.0 million and $39.0 million respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $27.9 million of such costs. For the year ended December 31, 2021, Corporate EBITDA included $3.6 million of such acquisition and integration costs. For the three months ended December 31, 2022, Communications, Clean Energy and Infrastructure, Oil and Gas and Power Delivery EBITDA included $2.3 million, $6.4 million, $3.6 million and $4.5 million respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $9.8 million of such costs. For the three months ended December 31, 2021, Corporate EBITDA included $3.6 million of such acquisition and integration costs.

(c)	Project results from a non-controlled joint venture are included within Other segment results.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
EBITDA and Adjusted EBITDA Reconciliation
Net income	$3.4	$76.4	$33.9	$330.7
Interest expense, net	49.9	14.0	112.3	53.4
Provision for income taxes	9.2	15.4	9.2	99.3
Depreciation	107.8	83.5	371.2	345.6
Amortization of intangible assets	54.7	22.7	135.9	77.2

EBITDA	$225.0	$212.0	$662.5	$906.3

Non-cash stock-based compensation expense	8.6	7.1	27.4	24.8
Acquisition and integration costs	26.6	3.6	86.0	3.6
Losses (gains), net, on fair value of investment	0.4	0.9	7.7	7.8
Project results from non-controlled joint venture	(2.8)	—	(2.8)	—
Bargain purchase gain	—	(3.5)	(0.2)	(3.5)

Adjusted EBITDA	$257.9	$220.2	$780.6	$939.1

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	0.1%	4.2%	0.3%	4.2%
Interest expense, net	1.7%	0.8%	1.1%	0.7%
Provision for income taxes	0.3%	0.9%	0.1%	1.2%
Depreciation	3.6%	4.6%	3.8%	4.3%
Amortization of intangible assets	1.8%	1.3%	1.4%	1.0%

EBITDA margin	7.5%	11.7%	6.8%	11.4%

Non-cash stock-based compensation expense	0.3%	0.4%	0.3%	0.3%
Acquisition and integration costs	0.9%	0.2%	0.9%	0.0%
Losses (gains), net, on fair value of investment	0.0%	0.0%	0.1%	0.1%
Project results from non-controlled joint venture	(0.1)%	—%	(0.0)%	—%
Bargain purchase gain	—%	(0.2)%	(0.0)%	(0.0)%

Adjusted EBITDA margin	8.6%	12.2%	8.0%	11.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2022	For the Year Ended December 31, 2022
Adjusted Net Income Reconciliation
Net income	$3.4	$33.9
Amortization of intangible assets	54.7	135.9
Non-cash stock-based compensation expense	8.6	27.4
Acquisition and integration costs	26.6	86.0
Losses (gains), net, on fair value of investment	0.4	7.7
Project results from non-controlled joint venture	(2.8)	(2.8)
Bargain purchase gain	—	(0.2)
Income tax effect of adjustments (a)	(16.4)	(58.6)
Statutory tax rate effects (b)	5.5	5.5

Adjusted net income	$80.0	$234.8

	For the Three Months Ended December 31, 2022	For the Year Ended December 31, 2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.04	$0.42
Amortization of intangible assets	0.70	1.78
Non-cash stock-based compensation expense	0.11	0.36
Acquisition and integration costs	0.34	1.13
Losses (gains), net, on fair value of investment	0.01	0.10
Project results from non-controlled joint venture	(0.04)	(0.04)
Bargain purchase gain	—	(0.00)
Income tax effect of adjustments (a)	(0.21)	(0.77)
Statutory tax rate effects (b)	0.07	0.07

Adjusted diluted earnings per share	$1.03	$3.05

	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2021
Adjusted Net Income Reconciliation
Net income	$76.4	$330.7
Amortization of intangible assets	22.7	77.2
Non-cash stock-based compensation expense	7.1	24.8
Acquisition and integration costs	3.6	3.6
Losses (gains), net, on fair value of investment	0.9	7.8
Project results from non-controlled joint venture	—	—
Bargain purchase gain	(3.5)	(3.5)
Income tax effect of adjustments (a)	(12.6)	(27.4)
Statutory tax rate effects (b)	5.6	6.7

Adjusted net income	$100.2	$420.0

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from the vesting of share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2022 and 2021, includes the effect of changes in state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.04	$4.45
Amortization of intangible assets	0.31	1.04
Non-cash stock-based compensation expense	0.10	0.34
Acquisition and integration costs	0.05	0.05
Losses (gains), net, on fair value of investment	0.01	0.11
Project results from non-controlled joint venture	—	—
Bargain purchase gain	(0.05)	(0.05)
Income tax effect of adjustments (a)	(0.17)	(0.37)
Statutory tax rate effects (b)	0.08	0.09

Adjusted diluted earnings per share	$1.36	$5.65

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from the vesting of share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2022 and 2021, includes the effect of changes in state tax rates.

	December 31, 2022	September 30, 2022 (a)
Calculation of Net Debt
Current portion of long-term debt, including finance leases	$171.9	$156.8
Long-term debt, including finance leases	3,052.2	2,067.5
Less: cash and cash equivalents	(370.6)	(95.7)

Net Debt	$2,853.5	$2,128.6

(a)

Net debt as at September 30, 2022 does not include $1.1 billion of indebtedness incurred or assumed on October 7, 2022 in connection with the completion of the acquisition of Infrastructure and Energy Alternatives, Inc.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2023 Est.	For the Three Months Ended March 31, 2022
EBITDA and Adjusted EBITDA Reconciliation
Net loss	$(86)	$(35.0)
Interest expense, net	52	16.0
Benefit from income taxes	(32)	(13.1)
Depreciation	106	85.2
Amortization of intangible assets	43	25.6

EBITDA	$84	$78.7

Non-cash stock-based compensation expense	9	6.3
Acquisition and integration costs	7	13.6

Adjusted EBITDA	$100	$98.7

	Guidance for the Three Months Ended March 31, 2023 Est.		For the Three Months Ended March 31, 2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net loss	(3.6)%		(1.8)%
Interest expense, net	2.2%		0.8%
Benefit from income taxes	(1.3	) %	(0.7)%
Depreciation	4.4%		4.4%
Amortization of intangible assets	1.8%		1.3%

EBITDA margin	3.5%		4.0%

Non-cash stock-based compensation expense	0.4%		0.3%
Acquisition and integration costs	0.3%		0.7%

Adjusted EBITDA margin	4.2%		5.0%

	Guidance for the Three Months Ended March 31, 2023 Est.	For the Three Months Ended March 31, 2022
Adjusted Net Income Reconciliation
Net loss	$(86)	$(35.0)
Amortization of intangible assets	43	25.6
Non-cash stock-based compensation expense	9	6.3
Acquisition and integration costs	7	13.6
Income tax effect of adjustments (a)	(17)	(12.5)
Statutory tax rate effects (b)	—	—

Adjusted net loss	$(44)	$(2.0)

	Guidance for the Three Months Ended March 31, 2023 Est.	For the Three Months Ended March 31, 2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted loss per share	$(1.12)	$(0.47)
Amortization of intangible assets	0.56	0.34
Non-cash stock-based compensation expense	0.11	0.08
Acquisition and integration costs	0.09	0.18
Income tax effect of adjustments (a)	(0.22)	(0.17)
Statutory tax rate effects (b)	—	—

Adjusted diluted loss per share	$(0.57)	$(0.03)

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from the vesting of share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the three month period ended March 31, 2022, includes the effect of changes in state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
EBITDA and Adjusted EBITDA Reconciliation
Net income	$194 - 212	$33.9	$330.7
Interest expense, net	201 - 205	112.3	53.4
Provision for income taxes	72 - 78	9.2	99.3
Depreciation	414 - 431	371.2	345.6
Amortization of intangible assets	170	135.9	77.2

EBITDA	$1,052 – 1,097	$662.5	$906.3

Non-cash stock-based compensation expense	33	27.4	24.8
Acquisition and integration costs	15 - 20	86.0	3.6
Losses (gains), net, on fair value of investment	—	7.7	7.8
Project results from non-controlled joint venture	—	(2.8)	—
Bargain purchase gain	—	(0.2)	(3.5)

Adjusted EBITDA	$1,100 – 1,150	$780.6	$939.1

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	1.5 - 1.6%	0.3%	4.2%
Interest expense, net	1.5 – 1.6%	1.1%	0.7%
Provision for income taxes	0.6%	0.1%	1.2%
Depreciation	3.2 – 3.3%	3.8%	4.3%
Amortization of intangible assets	1.3%	1.4%	1.0%

EBITDA margin	8.1 – 8.4%	6.8%	11.4%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Acquisition and integration costs	0.1 – 0.2%	0.9%	0.0%
Losses (gains), net, on fair value of investment	—%	0.1%	0.1%
Project results from non-controlled joint venture	—%	(0.0)%	—%
Bargain purchase gain	—%	(0.0)%	(0.0)%

Adjusted EBITDA margin	8.5 – 8.8%	8.0%	11.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Adjusted Net Income Reconciliation
Net income	$194 - 212	$33.9	$330.7
Amortization of intangible assets	170	135.9	77.2
Non-cash stock-based compensation expense	33	27.4	24.8
Acquisition and integration costs	15 - 20	86.0	3.6
Losses (gains), net, on fair value of investment	—	7.7	7.8
Project results from non-controlled joint venture	—	(2.8)	—
Bargain purchase gain	—	(0.2)	(3.5)
Income tax effect of adjustments (a)	(49) – (50)	(58.6)	(27.4)
Statutory tax rate effects (b)	—	5.5	6.7

Adjusted net income	$364 - 386	$234.8	$420.0

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$2.48 – 2.70	$0.42	$4.45
Amortization of intangible assets	2.17	1.78	1.04
Non-cash stock-based compensation expense	0.42	0.36	0.34
Acquisition and integration costs	0.19 – 0.25	1.13	0.05
Losses (gains), net, on fair value of investment	—	0.10	0.11
Project results from non-controlled joint venture	—	(0.04)	—
Bargain purchase gain	—	(0.00)	(0.05)
Income tax effect of adjustments (a)	(0.62) – (0.64)	(0.77)	(0.37)
Statutory tax rate effects (b)	—	0.07	0.09

Adjusted diluted earnings per share	$4.64 – 4.91	$3.05	$5.65

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from the vesting of share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2022 and 2021, includes the effect of changes in state tax rates.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: power delivery services, including transmission, distribution, environmental planning and compliance, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas, carbon capture sequestration, water and pipeline integrity services; heavy civil; industrial infrastructure; and environmental remediation services. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; the projected impact and benefits of IEA on MasTec’s operating or financial results; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the potential strategic benefits and synergies expected from the acquisition of IEA; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon-neutral economy; MasTec’s ability to successfully integrate the operations of IEA and related integration costs; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: market conditions, including levels of inflation, rising interest rates or supply chain issues, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including the potential adverse effects of potential recessionary concerns, inflationary issues, supply chain disruptions and higher interest rates, the availability and cost of financing, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for fuel and energy sources, and/or fluctuations in materials, labor, supplies, equipment and other costs, or supply-related issues that affect availability or cause delays for such items; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; any exposure resulting from system or information technology interruptions or data security breaches; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as purchase consideration in connection with past or future acquisitions, or as consideration for earn-out obligations or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks associated with material weaknesses in our internal control over financial reporting and our ability to remediate such weaknesses; a small number of our existing shareholders have the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.